Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-8 of WhiteHawk Minerals Corp. of our report dated January 20, 2026, relating to the financial statements of Three Rivers Royalty, LLC as of and for the years ended December 31, 2024 and 2023.

/s/ Plante & Moran, PLLC

Denver, Colorado

June 10, 2026